Exhibit 10.03

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement"), dated as of this 31st day of July, 2012 (the "Effective Date"), is entered into by and between MacroSolve, Inc., an Oklahoma corporation ("MacroSolve") and DecisionPoint Systems, Inc., a Delaware corporation ("DecisionPoint").  Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of July 31, 2012, by and between MacroSolve and DecisionPoint.

RECITALS

A.           Pursuant to the terms of the Asset Purchase Agreement, DecisionPoint is purchasing from MacroSolve all of the assets, including the goodwill, directly relating to "Illume," a business involving the development and sale of mobile Apps (such purchase as contemplated by the Asset Purchase Agreement, is collectively referred to as the "Transaction").

B.           MacroSolve and DecisionPoint have each agreed to execute and deliver this Agreement, which execution and delivery is a requirement to close the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MacroSolve and DecisionPoint hereby agree as follows:

ARTICLE I

NON-COMPETITION AND NON-SOLICITATION

1.1           Non-Competition.

(a) During the period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, MacroSolve shall not, directly or indirectly engage, anywhere in the Territory, in activities competitive with the products sold by Illume at the date of this Agreement. Without limiting the generality of the foregoing, during the period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, Macrosolve may not issue any license to any company listed on Schedule 1.1 hereto (or any affiliate thereof or any successor thereto).

(b) During the period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, DecisionPoint shall not, directly or indirectly engage, anywhere in the Territory, in activities competitive with the products sold by MacroSolve not related to the Assets at the date of this Agreement.

(c) For purposes of this Agreement, "Territory" means anywhere within the United States or Canada.  MacroSolve acknowledges and agrees that the DecisionPoint Business is conducted nationwide and in Canada.  DecisionPoint acknowledges and agrees that the MacroSolve Business is conducted nationwide and in Canada.  As such, each of MacroSolve and DecisionPoint agree that the scope of the Territory defined herein is reasonable.

1.2           Non-Solicitation.

(a) During the period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date, MacroSolve will not:

(i) Directly or indirectly solicit, or attempt to persuade, influence or induce, or assist any other Person in so persuading or inducing, any employee of DecisionPoint to leave the employ of DecisionPoint, or to accept any other employment or position unless (in each case prior to any such inducement or attempted inducement) such employee is no longer employed by DecisionPoint or has given written notice to DecisionPoint of his intention to terminate employment with DecisionPoint.  MacroSolve acknowledges that the purpose of this covenant is to enable DecisionPoint to maintain a stable workforce in order to remain in business, and that it would disrupt, damage, impair and interfere with the DecisionPoint Business if MacroSolve were to engage in such solicitation.
(ii) Hire or retain any Person employed by DecisionPoint as of the date ofthis Agreement or during such period, without the prior written consent of DecisionPoint(unless such Person has been terminated by DecisionPoint).

(b) During the period beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, DecisionPoint will not:

(i) Directly or indirectly solicit, or attempt to persuade, influence or induce, or assist any other Person in so persuading or inducing, any employee of MacroSolve to leave the employ of MacroSolve, or to accept any other employment or position unless (in each case prior to any such inducement or attempted inducement) such employee is no longer employed by MacroSolve or has given written notice MacroSolve of his intention to terminate employment with MacroSolve.  DecisionPoint acknowledges that the purpose of this covenant is to enable MacroSolve to maintain a stable workforce in order to remain in business, and that it would disrupt, damage, impair and interfere with the MacroSolve Business if DecisionPoint were to engage in such solicitation.  Notwithstanding anything herein to the contrary, DecisionPoint shall not be prohibited from hiring employees of MacroSolve as contemplated by the Transition Services Agreement or employees of MacroSolve listed on Schedule 2.8 of the Asset Purchase Agreement.

1.3           Expenses.  Except as otherwise specified in this Agreement, the parties will pay all of their respective expenses incurred in connection with any legal proceeding concerning a dispute arising out of this Agreement.

1.4           Specific Performance and Modification.

(a) Each party hereto acknowledges that the other party hereto will have no adequate remedy at law if such party breaches any of the provisions of Article I.  In the event of such a breach, the breaching party agrees that the other party hereto will have the right, in addition to any other rights it may have, to specific performance of Article I.  If legal proceedings are commenced to specifically enforce any provision of Article I, the party that does not prevail in such proceedings shall pay the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, disbursements and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings, arising out of or in connection with the claim to specifically enforce any provision of Article I.

(b) If any provision of Section 1.1 or Section 1.2 of this Agreement or the application of any such provision to any Person or circumstance shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended for too great a period of time or too large a geographic area or over too great a range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which such court would find it enforceable, and such determination of unenforceability will not affect any other provision of this Agreement.

1.1	ARTICLE II

MISCELLANEOUS

2.1           Notices.  Any notice, request, instruction or other document required or permitted to be given under this Agreement by any party to another party shall be made in accordance with Section 10.5 of the Asset Purchase Agreement.

2.2           Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided will be cumulative and not exclusive of any rights or remedies provided by law.

2.3           Successors and Assigns; Change of Control.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

2.4           No Third-Party Beneficiaries.  Except as otherwise expressly provided for in this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing in this Agreement expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns any legal or equitable rights hereunder.

2.5           Governing Law and Disputes.  This Agreement shall be governed by and construed in accordance with the substantive law of the State of Oklahoma without giving effect to the principles of conflicts of law thereof.  If a dispute arises out of or relates to this Agreement, or the breach hereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration.  Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The seat of the arbitration shall be in Tulsa, Oklahoma, U.S.A. and the decision of the arbitrators shall be final.  The prevailing party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

2.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures on each counterpart were upon the same instrument.

2.7           Headings.  The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Agreement.

2.8           Severability and Modification.  If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court or other tribunal of competent jurisdiction such provision will, without any actions on the part of the parties to this Agreement, be modified to the least extent necessary to cause such provision to conform to the law as determined by such court or other tribunal, and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.  If any term or provision of this Agreement is deemed by a court or other tribunal of competent jurisdiction to be unenforceable and invalid for any reason, such provision will be severed from this Agreement and the remainder of this Agreement will continue in full force and effect.

2.9           Certain Interpretive Matters.  This Agreement has been negotiated and drafted by both parties.  No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

2.10           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MACROSOLVE, INC.

/s/ KENDALL W. CARPENTER
Kendall W. Carpenter, CFO

DECISIONPOINT SYSTEMS, INC.

/s/ NICHOLAS E. TOMS
Nicholas E. Toms, CEO

  Schedule 1.1

Companies which MacroSolve may not issue licenses to

Peak Technologies, Inc. (including Ryzex) Barcoding. com American Barcode Solutions, Inc.
Quest Solutions, Inc.
Miles Technologies,Inc.
Heartland Technologies, Imc
The Infologix division of Stanley Black & Decker
AT&T